UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 8, 2006

                       FIRST NIAGARA FINANCIAL GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-23975              42-1556195
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(State or Other Jurisdiction       (Commission          (I.R.S. Employer
      of Incorporation)              File No.)         Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, New York        14095-0514
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (716) 625-7500

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On December 8, 2006, First Niagara Financial Group, Inc. (the "Company"), the holding company for First Niagara Bank (the "Bank"), issued a press release announcing that its Board of Directors elected John R. Koelmel as President and Chief Operating Officer and Acting Chief Executive Officer. Paul J. Kolkmeyer, who served as President and Chief Executive Officer since December 2003, has left this position and resigned from the Board of Directors of the Bank and the Company. A copy of the press release is filed as exhibit 99.1 to this report.

      Mr. Koelmel, age 54, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2004. Prior to joining the Company in 2004, he served for two years as the Chief Administrative Officer of Financial Institutions, Inc., after retiring in 2000 as Managing Partner of the Buffalo office of KPMG LLP. Mr. Koelmel is employed pursuant to the terms of an employment agreement, the material terms of which are disclosed in the Company's proxy statement dated March 29, 2006. The employment agreement has not been modified or amended as a result of his appointment as President and Chief Operating Officer and Acting Chief Executive Officer. There are no transactions between the Company and Mr. Koelmel that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

      Pursuant to the terms of the employment agreement between Mr. Kolkmeyer and the Company, and in accordance with a Separation Agreement dated December 8, 2006, the departure of Mr. Kolkmeyer is considered a "termination of employment by the Company without cause." Accordingly, Mr. Kolkmeyer is entitled to a cash payment of $1.962 million (which includes the present value of thirty six months of base salary and bonus) and the continuation of insurance coverages for a period of thirty-six months. He will also receive a cash payment of $325,000 in return for the release of all claims against the Company and the Bank relating to his employment, for his immediate resignation from employment and from the boards of directors, and in satisfaction of any claim with respect to the management incentive plan for the year ending December 31, 2006. All options and restricted stock awards that do not vest within 30 days of the December 8, 2006

Separation Agreement are forfeited. The option exercise period for his outstanding and exercisable stock options was extended to December 31, 2007. Under the terms of his employment agreement, Mr. Kolkmeyer will be subject to certain non-solicitation and non-competition restrictions.

Item 9.01 Financial Statements and Exhibits

(a)   Not Applicable.

(b)   Not Applicable.

(c)   Not Applicable.

(d)   Exhibits.

      Exhibit No.       Description
      -----------       -----------
         99.1           Press release dated December 8, 2006

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST NIAGARA FINANCIAL GROUP, INC.


DATE: December 14, 2006                By: /s/ John R. Koelmel
                                           -------------------------------------
                                           John R. Koelmel
                                           President and Chief Operating Officer
                                           Acting Chief Executive Officer
                                           (Duly authorized representative)